UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2026

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On June 26, 2026, AGL Private Credit Income Fund (the “Company”) closed the sale of 1,289,767.84 of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), for an aggregate offering price of $30,000,000. This capital was called pursuant to a drawdown notice delivered to shareholders of the Company on June 11, 2026.

The sale of the Common Shares was made pursuant to subscription agreements entered into by the Company and its shareholders. Under the terms of the subscription agreements, shareholders are required to fund drawdowns to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to shareholders.

The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01.	Regulation FD Disclosure

Recent Developments

Subsequent to March 31, 2026, the Company committed to the following additional investment transactions, representing aggregate commitments of approximately $102.5 million. The debt investments carry a weighted average spread of 5.3% and a weighted average loan-to-value ratio of 60.5%, based upon portfolio company financial statements.

Investments	Reference Rate and Spread	Acquisition Date	Maturity Date	Commitment ($)	Initial Funded Amount ($)
Non-controlled/Non-affiliated
Debt Investments
Hotels, Restaurants & Leisure
Invited, Inc.	SOFR + 5.25%	6/9/2026	6/9/2032	$62,500	$53,442

Transportation Infrastructure
AWP Group Holdings, Inc.	SOFR + 5.25%	4/17/2026	12/22/2032	40,000	36,078

Total Non-controlled/Non-affiliated Debt Investments				$102,500	$89,520

The following table sets forth certain characteristics of the Company’s investment portfolio as of June 23, 2026. Weightings in this table are based on the funded par value of each respective investment as of June 23, 2026. All portfolio company information is presented as of the origination date of each investment.

As of June 23, 2026
Weighted average net leverage	5.8x
Weighted average loan-to-value	40.3%
Weighted average interest coverage	2.0x
Financial sponsor backed	93.0%

The information presented under Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as may be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 23, 2026, the Board of Trustees of the Company declared a distribution on the Company’s Common Shares, from taxable earnings, which may include a return of capital and/or capital gains, in an amount equal to $0.60 per share, payable on July 30, 2026 to shareholders of record as of June 23, 2026 (the “Distribution”).

The Distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s dividend reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 29, 2026

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ Taylor Boswell
Taylor Boswell
Chief Executive Officer